UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2012

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)      (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Five Star Quality Care, Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, our Board of Directors elected R. Scott Herzig as our Senior Vice President and Chief Operating Officer, effective September 4, 2012.  Mr. Herzig, age 43, has served as our Divisional Vice President of Operations for our Western Division since 2007, and prior to that served as one of our regional directors of operations since 2000.  Mr. Herzig’s annual base salary is expected to be $275,000 upon becoming our Senior Vice President and Chief Operating Officer, and he will be eligible for bonuses and incentive share grants in amounts to be determined in the discretion of our Board of Directors and the Compensation Committee of our Board of Directors, as applicable.  We also have agreed to reimburse Mr. Herzig for relocation costs.  In connection with Mr. Herzig’s election, we expect to enter into our standard indemnification agreement with Mr. Herzig, on substantially the same terms as the indemnification agreements previously entered into between us and each of our Directors and officers.  We have previously filed a representative form of our indemnification agreement with our Directors and officers as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is incorporated herein by reference.

As previously reported in our Current Report on Form 8-K dated November 22, 2011, or the November 22nd Current Report, we entered into a letter agreement dated November 18, 2011, or the letter agreement, with Rosemary Esposito, our current Senior Vice President and Chief Operating Officer, whereby we agreed with Ms. Esposito that she would resign from such positions effective December 31, 2012, subject to her earlier resignation, and provided we would be able to transition her role to that of a consultant any time after June 30, 2012.  On August 8, 2012, our Board of Directors determined that, effective September 4, 2012, Ms. Esposito’s role will be transitioned to that of a consultant pursuant to the letter agreement.  The foregoing description of the letter agreement is not complete and is subject to and qualified in its entirety by reference to the letter agreement, a copy of which was filed as Exhibit 10.1 to the November 22nd Current Report, which letter agreement is incorporated herein by reference.

In accordance with the requirements of Item 404(a) of Regulation S-K, we hereby make the following additional disclosures. Mr. R. Scott Herzig’s brother, Mr. Randy Herzig, has been employed by us for most of the period since 2000, and prior to that with a predecessor of ours since 1997, and he currently serves in a non-executive officer capacity as our Divisional Director of Operations for our Skilled Nursing Division. Mr. Randy Herzig’s base salary in 2011 was $132,600. Mr. Randy Herzig’s current base salary for 2012 is $150,000. During 2011, Mr. Randy Herzig received a bonus of $35,000 plus a share grant of 3,000 of our shares of common stock, $.01 par value, or our common shares, valued at $2.18 per share, which was the closing price of our common shares on the New York Stock Exchange on the date the shares were granted; 2,400 of those shares are subject to repurchase by us in certain circumstances. Also, 1,000 shares previously granted to Mr. Randy Herzig vested during 2011 and became no longer subject to repurchase by us. Assuming he remains in our employ, Mr. Randy Herzig may receive a bonus and/or share grant during 2012, within the discretion of our Board of Directors and the Compensation Committee of our Board of Directors, as applicable, and additional shares previously awarded to Mr. Randy Herzig may become vested and no longer subject to repurchase by us.

Item 8.01.  Other Events.

On August 13, 2012, we issued a press release announcing the election of Mr. Herzig as our Senior Vice President and Chief Operating Officer.  A copy of that press release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  August 14, 2012